SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT August 9, 2004

Commission File No. 0-8862

First Hartford Corporation

(Exact name of registrant as specified in its charter)

Maine -------------------------------- (State of Incorporation)	01-00185800 ------------------------ (I.R.S. Identification)

149 Colonial Road, Manchester, Connecticut ----------------------------------------------- (Address of principal executive offices)	06040 ------------------------ (Zip Code)

(860) 646-6555
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(Registrant's telephone number, including area code)
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Regulation FD Disclosure

            Item 9 Regulation FD Disclosure

First Hartford Corporation has started construction on a new shopping center of approximately 232,000sf in Bangor, Maine.  The center will cost approximately $17 million.  Construction and permanent financing are in the process of being arranged.

August 9, 2004

FIRST HARTFORD CORPORATION

/s/Stuart I. Greenwald

Name: Stuart I. Greenwald
Title:     Treasurer